EXHIBIT 10.2
                                                ------------


                 AMENDMENT TO THE CADIZ INC.
                   1996 STOCK OPTION PLAN


The Cadiz Inc. 1996 Stock Option Plan is hereby amended as follows:

  1. Section 5.1.10 shall be amended by adding the following at the end of Section 5.1.10:

          "Notwithstanding the foregoing, the Participant, upon written notice to the Committee, may elect irrevocably, prior to exercise thereof, to voluntarily disqualify any ISO held by the Participant and to treat such Option for all purposes as a NQSQ. The Company hereby consents to any such valid disqualification of an ISO by a Participant and agrees to characterize such Option as a NQSQ after receipt of a valid disqualification election."

  2. Section 6.1 shall be amended by adding the following at the end of Section 6.1:

          "Notwithstanding the foregoing, if the payment for Shares purchased pursuant to the Plan with respect to the exercise of any Options by a Participant who has a deferral election in effect under the Company's Deferred Compensation Plan (the "Deferral Plan") is paid solely by surrendering Common Stock (which meets the requirements set forth in the Deferral Plan), the Company shall deliver to the trustee of the trust, if any, established under the Deferral Plan, a certificate or certificates representing such number of shares of Common Stock determined by dividing (i) the excess of (A) the Fair Market Value of the shares of Common Stock purchased pursuant to such Option exercise, over (B) the aggregate exercise price of the shares of Common Stock purchased, by (ii) the Fair Market Value of one share of Common Stock. In addition, as soon as practicable after receipt of the shares of Common Stock representing the Option exercise price, the Company shall deliver to the Participant a certificate or certificates representing shares with a Fair Market Value equal to the aggregate option exercise price paid. For purposes of the foregoing, the exercise of any Option will be deemed to have occurred at 5:00 p.m. Pacific Standard time on the immediately preceding business day and Fair Market Value shall be determined as of such time."

  3. Section 7.1 shall be replaced in its entirety with the following:

          "TAX WITHHOLDING. The Company may withhold, at the election of the Participant, from Common Stock to be issued or cash to be paid under the Plan, the number of shares of Common Stock having a Fair Market Value equal to, or cash in the amount of, or a combination of shares and cash equal to, the amount of tax required by any governmental authority to be withheld to cover any applicable withholding and employment taxes; provided, however, that in the event a deferral election is in effect with respect to the shares of Common Stock deliverable upon exercise of an Option, then the Participant may elect to have any such withholding made from the Common Stock tendered to exercise such Option. Alternatively, a Participant may pay to the Company the amount of cash required to be withheld in lieu of any withholding of distribution under the Plan."

     In accordance with authorizations and directions of the Board of Directors of Cadiz Inc., the foregoing amendment to the Cadiz Inc. 1996 Stock Option Plan is hereby adopted effective as of March 14, 2001, by the undersigned duly authorized officers.



                         ___________________________________
                              Title:

     _______________________________
     Title:  Secretary